EXHIBIT 99.1

                               [LOGO]

                       N E W S   R E L E A S E


For Immediate Release

Contact:  HemaCare Corporation
          JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  February 27, 2004

             HEMACARE CORPORATION SETS DATE FOR ITS 2004
                     ANNUAL SHAREHOLDERS MEETING


     LOS  ANGELES  ------ HemaCare Corporation (OTC  Bulletin  Board:
HEMA) announced today that its 2004 annual meeting of shareholders (the "Meeting") will be held on Tuesday, May 25, 2004, at 9:00 a.m. (local time) at the Company's corporate headquarters located at 21101 Oxnard Street, Woodland Hills, California 91367. Only shareholders of record at the close of business on April 7, 2004 ("Shareholders") will be entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof. It is expected that the proxy statement relating to the Meeting will be mailed to Shareholders on or about April 10, 2004.

                     About HemaCare Corporation

     Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.

    This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward looking statements made to reflect events or circumstances after the date here of.

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